UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Great Elm Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, Great Elm Group, Inc. (the “Company”) appointed Nichole Milz, age 48, as Chief Operating Officer, effective September 6, 2022.

Mrs. Milz joins the Company with over 20 years of experience in the asset management industry.  Most recently, Mrs. Milz spent 16 years at Magnetar Capital LLC where she worked in various senior Operations, Finance and Strategy roles.  At Magnetar, she served as Deputy Chief Operating Officer and ESG Officer of the Magnetar Energy and Infrastructure Group as well as a member of the Energy & Infrastructure management committee.  Mrs. Milz also served as Treasurer of Star Peak Energy Transition Corp and Star Peak Corp II, two alternative energy-focused Special Purpose Acquisition Corporations.

Prior to Magnetar, Mrs. Milz spent four years at Citadel Investment Group as head of Capital Structure Analysis, a team supporting the Global Credit group in modeling and fundamental credit analysis.  She began her career at Ernst & Young where she was an Audit manager in the Entrepreneurial Services group, a Firm Educator, and a nominee and participant in the firm’s National Accounting Research Program.

Mrs. Milz received her Master of Professional Accountancy and Bachelor of Business Administration with honors from the McCombs School of Business at The University of Texas at Austin in 1997.

On August 30, 2022, the Company’s subsidiary, Great Elm Capital Management, Inc., entered into an employment letter with Mrs. Milz under which Mrs. Milz will receive an annual salary of $275,000 and will be eligible to participate in a discretionary bonus plan with a targeted bonus level for fiscal year 2023 of a minimum of $225,000. Upon appointment, Mrs. Milz will also receive 48,544 restricted shares of the Company’s common stock that will vest in equal one-third amounts on the first, second, and third year anniversaries of the grant date, as long as Mrs. Milz continues to be employed on those dates. The employment letter is attached as exhibit 10.1.

In connection with Mrs. Milz' appointment, Adam Kleinman, formerly the Company’s President and Chief Operating Officer, will continue serving as the Company’s President, effective September 6, 2022.

Item 8.01	Other Events.

On September 6, 2022, the Company issued the press release attached as Exhibit 99.1 to this report announcing Mrs. Milz' appointment as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Letter, dated August 30, 2022, between Great Elm Capital Management, Inc. and Nichole Milz
99.1	Press release, dated September 6, 2022.
104	The cover page from this current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: September 6, 2022	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer